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                                                                  EXHIBIT 10.77


                               SECURITY AGREEMENT

         For value received, as security for the Obligations (defined below) FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Debtor"), hereby grants to TELECOM*USA PUBLISHING COMPANY, an Iowa corporation ("Secured Party"), a security interest in the following described property:

                 Debtor's Fargo, North Dakota telephone directory, including all product designs and drawings (subject to the rights of advertising subscribers or third parties in such literary property), catalogs, data, files, records, price lists, and other documents relating to suppliers of Debtor, and all customer lists and contracts, catalogs and marketing materials, and contract lead systems used by Debtor in connection with the Fargo, North Dakota telephone directory, including any patents, trademarks, licenses, copyrights, brand names, and trade names owned by Debtor, proprietary information and trade secrets related to Debtor's Fargo, North Dakota telephone directory, together with the proceeds, products, increases, issues, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for all of the foregoing. All such property in which a security interest is granted is herein called the "Collateral."

         The aforesaid security interest secures payment of a Promissory Note in the original principal sum of $500,000 dated of even date herewith executed by Debtor and payable to Secured Party; said Promissory Note being executed pursuant to the terms of an Option Agreement dated April 27, 1995 between Debtor and Secured Party (the "Obligations").

         Debtor represents, warrants and agrees that all the Collateral is bona fide and genuine and Debtor is authorized to grant a Security Interest in the Collateral, free and clear of all liens and encumbrances, except the security interest created hereby.

         Debtor shall, at its cost and expense, execute, deliver, file or record (in such manner and form as Secured Party may require) any assignment, financing statement or other paper that may be necessary or desirable, or that Secured Party may request, in order to create, preserve or perfect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights hereunder or under any Collateral.

         Debtor waives protest, notice of dishonor, and presentment of all commercial paper at any time held by Secured Party on which Debtor is in any way liable, notice of non-payment at maturity of any account or chattel paper, and notice of any action taken by Secured Party except where notice is expressly required by this Agreement or cannot by law be waived.

         Debtor will be in default upon the occurrence of any of the following events: (a) the failure to make the payment, when due and payable, of any of the Obligations; (b) the failure to perform of any obligation or covenant contained in the Option Agreement described above; (c) if any warranty, representation or statement made or furnished to Secured Party by or on
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behalf of Debtor proves to have been false in any material respect when made or furnished; or (d) the dissolution of, termination of existence of, insolvency of, business failure of, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against, Debtor. In any such event Secured Party may, at its option, declare the Obligations to be due and payable and such sums shall then be due and payable immediately, without notice or demand.

         After the occurrence of any event of default, Secured Party may exercise, at any time and from time to time, any rights and remedies available to it under applicable law, including but not limited to the right to sell, lease or otherwise dispose of the Collateral, and the right to take possession of the Collateral.

         This Agreement and all rights and duties hereunder, including but not limited to all matters of construction, validity, and performance, shall be governed by the law of Iowa.

         Unless otherwise defined or the context otherwise requires, all terms used herein which are defined in the Iowa Uniform Commercial Code shall have the meanings therein stated. The rights and remedies herein conferred upon Secured Party shall be in addition to, and not in substitution or in derogation of, rights and remedies conferred by the Iowa Uniform Commercial Code and other applicable law.

         All words and phrases used herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, as the context may require.

DATED: May 5, 1995

FRONTEER DIRECTORY COMPANY, INC.
                                          ADDRESS OF SECURED PARTY
                                          (FROM WHICH INFORMATION
                                          CONCERNING THE SECURITY
By: /s/ DENNIS W. OLSON                   INTEREST MAY BE OBTAINED)
   ---------------------------------
    Dennis W. Olson, President
    216 N. 23rd Street                    P.O. Box 3162
    Bismarck, ND 58501                    Cedar Rapids, IA 52406-3162